UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2003

BANK OF THE OZARKS, INC.

(Exact name of Registrant as specified in its Charter)

Arkansas	0-22759	71-0556208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12615 Chenal Parkway

Little Rock, Arkansas 72211

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 501- 978-2265

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Notice of Blackout Period, dated July 22, 2003, to the Directors and Executive Officers of Bank of the Ozarks, Inc.

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Bank of the Ozarks, Inc. (“Ozark”) has advised participants in the Bank of the Ozarks, Inc.’s 401(k) Plan (the “Plan”) that there will be a blackout period expected to begin on August 23, 2003 and expected to end during the week of September 1-5, 2003.

Holders of Ozark’s securities may obtain, without charge, additional information regarding the blackout period by contacting Paul Moore at Bank of the Ozarks, Inc., 12615 Chenal Parkway, Little Rock, AR 72211, Tel: (501) 978-2291.

The blackout period is necessary for administrative reasons arising out of the transfer of custody of the assets of the Plan due to the conversion of the administrator’s accounting system from SEI Trust Company to SunGard Asset Management Systems, Inc. The blackout period will provide time to transfer the assets of the Plan and to ensure a complete and accurate transfer of Plan data.

On July 22, 2003, Ozark sent a notice to its executive officers and directors informing them that a blackout period will be expected to begin on August 23, 2003 and expected to end during the week of September 1-5, 2003 and restricting them from purchasing, acquiring, selling or otherwise transferring equity securities of Ozark (subject to limited exceptions provided by SEC Regulations). A copy of the notice provided to Ozark’s directors and executive officers is filed as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date: July 22, 2003	/s/ Paul Moore
Paul Moore
Chief Financial Officer